Exhibit (e)(1)(vi)

AMENDMENT NO. 1

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA PREMIER VIP TRUST

AMENDMENT NO. 1 to the Amended and Restated Distribution Agreement (“Amendment No. 1”), dated as of May 1, 2006, between AXA Premier VIP Trust, a Delaware business trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 31, 2003, between the Trust and the Distributor (the “Agreement”), relating to the Class B shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust and the Distributor have determined to add the new AXA Target Allocation 2015 Portfolio, AXA Target Allocation 2025 Portfolio, AXA Target Allocation 2035 Portfolio and AXA Target Allocation 2045 Portfolio (the “New Portfolios”) to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class B shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:
	Steven M. Joenk	Name:
	President	Title:

SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AGREEMENT OF

AXA PREMIER VIP TRUST

CLASS B SHARES

AXA Premier VIP Large Cap Growth Portfolio

AXA Premier VIP Large Cap Core Equity Portfolio

AXA Premier VIP Large Cap Value Portfolio

AXA Premier Mid Cap Growth Portfolio

AXA Premier Mid Cap Value Portfolio

AXA Premier VIP International Portfolio

AXA Premier VIP Technology Portfolio

AXA Premier VIP Health Care Portfolio

AXA Premier VIP Core Bond Portfolio

AXA Premier VIP Aggressive Equity Portfolio

AXA Premier VIP High Yield Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

AXA Aggressive Allocation Portfolio

AXA Target Allocation 2015 Portfolio

AXA Target Allocation 2025 Portfolio

AXA Target Allocation 2035 Portfolio

AXA Target Allocation 2045 Portfolio